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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) July 15, 1997



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





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Item 5.  Other Events

     On July 15, 1997, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated July 15, 1997, regarding second quarter 1997 earnings, declaration of dividend, and stock repurchase program.



































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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    July 15, 1997                     /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President




























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                                     EXHIBIT

























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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: July 15, 1997


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320



                     NORTH BANCSHARES, INC.
                            ANNOUNCES
            SECOND QUARTER EARNINGS INCREASES BY 32%
                    QUARTERLY DIVIDEND DECLARED
                     STOCK REPURCHASE PROGRAM



Chicago, Illinois, July 15, 1997, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, announced net income increased by 32% from $133,000 for the quarter ended June 30, 1996 to $175,000 for the quarter ended June 30, 1997. Earnings per share increased by 50% from $.12 per primary share for the quarter ended June 30, 1996 to $.18 per primary share for the quarter ended June 30, 1997.

Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.12 per share to be paid on August 15, 1997 to stockholders of record on August 1, 1997.

In addition, the Company announces its intention to repurchase 50,000 shares of its common stock in open market transactions or in privately negotiated transactions over a period of one year upon completion of the current repurchase program. This will be the eighth stock repurchase program initiated by the Company and amounts to approximately 5.0% of the outstanding shares.

Net interest income for the quarter ended June 30, 1997, before provision for loan losses, increased by $50,000 or 5.4% from $920,000 for the quarter ended June 30, 1996 to $970,000 for the quarter ended June 30, 1997. The increase was attributable to a $239,000 increase in interest on loans receivable, partially offset by a $167,000 decrease in interest on investment securities, mortgage-backed securities, and interest bearing deposits. In addition, there was a $35,000 increase in total interest expense.

Non-interest income increased by $11,000 or 19.3% from $57,000 for the quarter ended June 30, 1996 to $68,000 for the quarter ended June 30, 1997. The increase was primarily attributable to a $15,000 increase in fees and service charges related to an increase in the total number of checking accounts and interchange fees resulting from foreign ATM transactions and MasterCard
Master Money transactions.

Non-interest expense increased by $28,000 or 3.6% from $768,000 for the quarter ended June 30, 1996 to $796,000 for the quarter ended June 30, 1997. The increase was primarily attributable to a $90,000 increase in compensation and benefits expense, and occupancy expense, partially offset by a $75,000 decrease in advertising and federal deposit insurance premium expense. The increase in compensation and benefits expense is primarily attributable to a $49,000 increase in ESOP expense related to an increase in teh value of shares to be released to teh ESOP. In addition, there was an increase in staff related to the expansion of the hours of operation at the Chicago office. Although the Company is required to record compensation expense for the increase in the value of the shares, an offsetting entry to additional paid in capital is recorded on the consolidated statements of financial condition and therefore total stockholders' equity and book value are unaffected.

Total assets increased by $2.1 million or 1.8% from $117.5 million at December 31, 1996 to $119.6 million at June 30, 1997. The increase was primarily attributable to a $6.6 million increase in net loans receivable and investment securities partially offset by a $3.8 million decrease in cash and cash equivalents.

Net loans receivable increased $4.0 million or 5.4% from $73.4 million at December 31, 1996 to $77.4 million at June 30, 1997. The increase was attributable to increased mortgage broker activity and the marketing of a mini-jumbo loan product for small income producing properties.

Deposit accounts decreased by $2.0 million or 2.7% from $73.6 million at December 31, 1996 to $71.6 million at June 30, 1997. The decrease can be attributed to savers seeking higher returns in teh equity and mutual fund markets that have in the past year and more recently achieved all time highs.

Mary Ann Hass, Chairman and Chief Executive Officer, commented:

"We are pleased with the continued core earnings growth we have achieved during this second quarter and are continuing to develop new products and services that will supplement that growth. In this regard, we introduced a new Bridge Loan Program and will introduce a Home Equity Line of Credit product during the third quarter. We also installed an ATM at the Gold Coast Multi-Plex on North Clark street. Our "Easy-Retrieve" voice response system is now answering approximately 1.200 calls per month. We have declared a regular quarterly dividend of $.12 per share to be paid August 15th and today we announce our eighth stock repurchase program. We will continue to focus on all the elements of our business plan in order to position the Company for future earnings growth, and to improve per share earnings and our return on equity."

"We have recently expanded our Chicago office hours of operation to include Wednesdays. We recognized that a full service community financial institution needs to be responsive to customer demands. The influx of new business checking accounts, and their daily requirements for cash and deposit services requires us to be open six days a week. Our branch office in Wilmette has also adjusted their hours of operation to provide more convenient service for their customers."

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 35 consecutive quarters from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. Visit our Web site at http://www.northfederal.com to read previous press releases, examine filings withe the SEC, read about our history, and check our our products, services and interest rates.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."



                 (FINANCIAL STATEMENTS ATTACHED)

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
                          NORTH BANCSHARES, INC.
        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION(IN THOUSANDS)
ASSETS                                        JUNE 30, 1997   DEC 31, 1996
                                               (UNAUDITED)
Cash and due from banks                           $   651       $   618
Interest-bearing deposits                           2,075         2,644
Federal funds sold                                    525         4,800
Investment in dollar denominated mutual funds       1,571           547
                                                   ------        ------
   TOTAL CASH AND CASH EQUIVALENTS                  4,822         8,609

Investment securities available for sale           26,964        24,426
Mortgage-backed securities held-to-maturity         6,694         7,465
Loans receivable, net of allowance for loan
 losses of $208 at June 30, 1997 and
 at December 31, 1996                              77,448        73,378
Accrued interest receivable                         1,145         1,025
Premises and equipment, net                         1,062         1,061
Stock in Federal Home Loan Bank of Chicago          1,390         1,205
Other assets                                           61           304
                                                   ------        ------
   TOTAL ASSETS                                  $119,586      $117,473
                                                  =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts                                 $ 71,633       $73,611
Borrowed funds                                     27,800        24,100
Advance payments by borrowers for
 taxes and insurance                                1,309         1,203
Other liabilities                                   1,940           736
                                                  -------       -------
   TOTAL LIABILITIES                              102,682        99,650
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value. 500,000
 shares authorized; none outstanding                   -             -
Common stock, $.01 par value. 3,500,000
 shares authorized; 1,437,501 shares issued,
 996,585 outstanding at June 30, 1997 and
 1,057,950 outstanding at December 31, 1995            14            14
Additional paid-in capital                         13,604        13,688
Retained earnings, substantially restricted        11,141        10,988
Treasury stock at cost (440,916 shares at
 June 30, 1997 and 379,551 shares at
 December 31, 1996)                                (6,651)       (5,340)
Unrealized loss on securities
 available for sale, net of tax effect               (454)         (678)
SFAS No. 87 adjustment, net of tax                   (108)         (108)
Common stock acquired by Employee Stock
   Ownership Plan                                    (611)         (667)
Deferred compensation                                 (31)          (74)
                                                   ------        ------
   TOTAL STOCKHOLDERS' EQUITY                      16,904        17,823
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $119,586      $117,473
                                                  =======       =======


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

                                                                  NORTH BANCSHARES, INC.
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                                                                      (IN THOUSANDS)

                                                               THREE MONTHS ENDED JUNE 30,  SIX MONTHS ENDED JUNE 30,
                                                                     1997          1996        1997          1996
INTEREST INCOME
  Loans receivable                                                 $1,487        $1,248       $2,936       $2,381
  Interest-bearing deposits and federal funds sold                     34            66           82          152
  Investment securities available for sale                            512           635          977        1,123
  Investment securities held-to-maturity                                -             -            -            2
  Mortgage-backed securities available for sale                         -             -            -           90
  Mortgage-backed securities held-to-maturity                         121           133          246          292
  Dollar denominated mutual funds                                      18            12           52           32
  Dividends on FHLB of Chicago stock                                   23            16           45           29
                                                                    -----         -----        -----        -----
TOTAL INTEREST INCOME                                               2,195         2,110        4,338        4,101

INTEREST EXPENSE
  Deposit accounts                                                    779           855        1,552        1,686
  Borrowed funds                                                      446           335          847          595
                                                                    -----         -----        -----        -----
TOTAL INTEREST EXPENSE                                              1,225         1,190        2,399        2,281
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                970           920        1,939        1,820

PROVISION FOR LOAN LOSSES                                               -             -            -            8
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 970           920        1,939        1,812
                                                                    -----         -----        -----        -----
NON-INTEREST INCOME
  Gain on sale of investment securities available for sale              6             9           54            8
  Fees and service charges                                             57            42          103           87
  Other                                                                 5             6            9           12
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST INCOME                                              68            57          166          107
                                                                    -----         -----        -----        -----
NON-INTEREST EXPENSE
  Compensation and benefits                                           418           342          812          677
  Occupancy expense                                                   117           103          230          201
  Professional fees                                                    48            62           86          103
  Data processing                                                      43            32           85           59
  Advertising and promotion                                            32            66           63           97
  Federal deposit insurance premium                                    11            52           23          104
  Recognition and retention plan                                       23            18           42           37
  Other                                                               104            93          201          156
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST EXPENSE                                            796           768        1,542        1,434
                                                                    -----         -----        -----        -----
INCOME BEFORE TAXES                                                   242           209          563          485

INCOME TAX EXPENSE                                                     67            76          159          165
                                                                    -----         -----        -----        -----
NET INCOME                                                          $ 175         $ 133        $ 404        $ 320
                                                                    =====         =====        =====        =====

EARNINGS PER SHARE PRIMARY                                           $.18          $.12         $.40         $.28
EARNINGS PER SHARE FULLY DILUTED                                     $.18          $.12         $.40         $.28
WEIGHTED AVERAGE SHARES OUTSTANDING                               999,183     1,109,206    1,014,175    1,146,736



























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SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                      THREE MONTHS ENDED SIX MONTHS ENDED
                                          JUNE 30,          JUNE 30,
                                         1997     1996     1997     1996



Performance Ratios:
  Return on assets (ratio of net income
  to average total assets) (1)            .58%     .45%    .68%     .56%
Interest Rate Spread Information:
  Average during period (1)              2.54     2.36    2.52      2.37
  End of period (1)                      2.57     2.31    2.57      2.31
  Net interest margin (1)                3.32     3.23    3.32      3.26
Operating expenses to average assets(1)  2.66     2.63    2.59      2.50
Ratio of average interest-earning assets
 to average interest-bearing
 liabilities                           118.45   120.70  119.34    121.88

                                               JUNE 30, 1997  DEC. 31, 1996

Asset Quality Ratios:
  Non-performing assets to total assets
  at end of period                                      N/A          N/A
  Allowance for loan losses to non-performing loans     N/A          N/A
  Allowance for loan losses to loans receivable (net)  0.27         0.28

Capital ratios:
  Stockholders' equity to total assets                14.14        15.12
  Average Stockholders' equity to average assets      14.63        16.32
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                       4.64         2.59
  Shares outstanding-actual number                  996,585    1,057,950
  Book value per share                               $16.96       $16.85

Number of full service offices                          2            2

  (1) Annualized for the three month and six month periods presented.
